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                                                                   Exhibit 7.(b)


                   [Letterhead of Sutherland, Asbill & Brennan LLP]



                                   February 4, 1998



American Equity Investment Life Insurance Company
5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266


Gentlemen:


          We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the registration statement on Form S-6 for American Equity Life Variable Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN LLP



                                        By:  /s/ Stephen E. Roth
                                             -------------------
                                               Stephen E. Roth, Esq.